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                                                                    Exhibit 10.2

                    TERMINATION AGREEMENT AND GENERAL RELEASE

         This TERMINATION AGREEMENT AND GENERAL RELEASE (hereinafter, the "TERMINATION AGREEMENT") is hereby entered into as of the 20th day of August 2001, by and between SoundView Technology Group, Inc., a Delaware corporation formerly known as Wit SoundView Group, Inc. and as Wit Capital Group, Inc. ("WIT SOUNDVIEW"), and E*TRADE Group Inc., a Delaware corporation ("E*TRADE"). Wit SoundView and E*TRADE are referred to herein as the "PARTIES," and each of them individually as a "PARTY."

                                    RECITALS

         WHEREAS, Wit SoundView and E*TRADE are Parties to that certain Amended and Restated Strategic Alliance Agreement, dated as of September 26, 2000 (the "STRATEGIC ALLIANCE AGREEMENT");

         WHEREAS, Wit SoundView, Wit SoundView Corporation, a Delaware corporation, and E*OFFERING Corp., a California corporation ("E*OFFERING") are parties to that certain Agreement and Plan of Merger dated as of May 15, 2000 (the "MERGER AGREEMENT");

         WHEREAS, pursuant to Section 4.2(b) of the Merger Agreement, E*OFFERING obtained the consent of certain of its shareholders, including E*TRADE, to certain restrictions on the common stock received by such shareholders pursuant to the Merger Agreement, which restrictions include the deposit of a portion of such shares in a "SPECIAL ESCROW FUND" (as defined in the Merger Agreement) for a period of three (3) years;

         WHEREAS, Wit SoundView, Wit Capital Corporation, a Delaware corporation ("WIT CAPITAL CORPORATION"), and E*TRADE are parties to that certain Account Transfer Agreement, dated as of May 15, 2000 (the "ACCOUNT TRANSFER AGREEMENT");

         WHEREAS, Wit SoundView, E*TRADE and certain entities affiliated with General Atlantic Partners, LLC are parties to that certain Stock Purchase Agreement dated as of May 15, 2000 (the "STOCK PURCHASE AGREEMENT");

         WHEREAS, Wit SoundView and E*TRADE are parties to that certain Standstill Agreement, dated as of May 15, 2000 (the "STANDSTILL AGREEMENT");

         WHEREAS, the Parties seek to (i) terminate certain of the obligations and rights arising under the Strategic Alliance Agreement and (ii) enter into a new agreement that will describe the relationship between the Parties going forward ("the RELATIONSHIP AGREEMENT");


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         WHEREAS, simultaneously herewith, E*TRADE seeks to transfer to Wit
SoundView certain warrants to purchase shares and shares of common stock, par value $0.01 per share (the "COMMON STOCK") of Wit SoundView;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    AGREEMENT

         1. STOCK TRANSFER AND WARRANTS CANCELLATION. In consideration of the obligations and transactions set forth herein, E*TRADE agrees to transfer to Wit SoundView, and Wit SoundView agrees to acquire from E*TRADE, (i) nine million three hundred forty nine thousand seven hundred sixty four (9,349,764) shares of Common Stock (the "SHARES") and (ii) those certain warrants entitling E*TRADE to purchase (a) one million eight hundred twenty one thousand nine hundred thirty six (1,821,936) shares of Common Stock at a price of $0.60 per share and (b) two million (2,000,000) shares of Common Stock at a price of $10.25 per share (collectively the "WARRANTS"); PROVIDED, HOWEVER, that E*TRADE shall be permitted in its sole and absolute discretion to determine which of its shares of Common Stock shall be transferred to Wit SoundView pursuant to this Termination Agreement. The Shares and the Warrants shall be duly endorsed or accompanied by stock powers duly endorsed in blank.

         2. TERMINATION OF AGREEMENTS.

         (a) Wit SoundView and E*TRADE agree and acknowledge that, upon execution and delivery of this Termination Agreement and the delivery of the Shares and Warrants to Wit Sound View, the Strategic Alliance Agreement is hereby terminated in its entirety and shall be of no further force or effect and neither of the Parties shall have any obligation to the other Party under the Strategic Alliance Agreement.

         (b) Wit SoundView and E*TRADE agree and acknowledge that, except as specifically provided in this Termination Agreement, nothing in this Termination Agreement shall terminate or otherwise affect the rights and obligations of the respective parties to the Merger Agreement, the Account Transfer Agreement, the Stock Purchase Agreement and the Standstill Agreement.

         3. FUTURE RELATIONSHIP OF THE PARTIES. The Parties shall enter into a new business relationship as set forth in the Relationship Agreement attached as
Exhibit 1 to this Termination Agreement, which Relationship Agreement shall be executed simultaneously with the execution of this Termination Agreement.

         4. REMOVAL OF TRANSFER RESTRICTIONS.

         (a) Wit SoundView and E*TRADE agree and acknowledge that simultaneously with the execution of this Termination Agreement, Wit SoundView shall take


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         reasonable commercial steps to cause the shares of Wit SoundView common stock issued to E*TRADE and certain other shareholders pursuant to the Merger Agreement that are held in the Special Escrow Fund to be released from the Special Escrow Fund; PROVIDED, HOWEVER, that nothing in this Termination Agreement shall terminate or otherwise affect the rights and obligations of the parties to the Merger Agreement.

         (b) Wit SoundView agrees to cause all remaining restrictions on the transfer of shares of Common Stock beneficially owned by E*TRADE (whether from the Strategic Alliance Agreement or the Merger Agreement) to be removed, except for those restrictions based on federal and state securities laws; PROVIDED, HOWEVER, that nothing in this Termination Agreement shall terminate or otherwise affect the rights and obligations of the parties to the Merger Agreement.

         (c) In order to effect the removal of the restrictions on transfer of the shares as described in this Section 4, the holders of these shares shall present their shares to Wit SoundView, and Wit SoundView shall direct its transfer agent to promptly return to the holders certificates representing such shares bearing only the following legend: "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, assigned, pledged, or hypothecated unless and until registered under such Act, or unless the company has received an opinion of counsel or other evidence satisfactory to the company and its counsel, that such registration is not required." All other restrictive legends shall be removed from the revised certificates. In addition, Wit SoundView shall promptly notify the transfer agent that the shares are subject only to the foregoing restrictions.

         5. REGISTRATION RIGHTS. Wit SoundView agrees to take reasonable commercial steps to register the shares of Common Stock beneficially owned by E*TRADE following the transfers described in Section 1 above as provided in, and subject to the terms of, the Registration Rights Agreement dated as of October 16, 2000 between the Parties and certain other shareholders.

         6. HIRING OF EMPLOYEES AND CONSULTANTS. E*TRADE shall not be prohibited in any manner from hiring as an employee or consultant any employee or consultant of Wit SoundView. Wit SoundView shall not be prohibited in any manner from hiring as an employee or consultant any employee or consultant of E*TRADE.

         7. MARKETING MATERIALS. Wit SoundView and E*TRADE shall promptly take commercially reasonable steps to remove all references to any activities with the other formerly conducted pursuant to the Strategic Alliance Agreement in their marketing materials and brochures. From and after the date hereof, E*TRADE and its affiliates agree not to refer in any Marketing Materials to Wit SoundView without the prior written consent of Wit SoundView, and Wit SoundView agrees not to refer in any Marketing Materials to E*TRADE or any of its affiliates without the prior written consent of


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E*TRADE or any of its affiliates, in each case, such consent not to be unreasonably withheld or delayed.

         8. RESEARCH PRODUCTS PREPARED BY WIT SOUNDVIEW. E*TRADE may continue to provide research products developed by Wit SoundView for the benefit and use by the retail customers of E*TRADE on a non-exclusive basis on terms and conditions to be mutually agreed by the Parties.

         9. CONFIDENTIALITY.

         (a) CONFIDENTIAL INFORMATION. For purposes of this Termination Agreement, "CONFIDENTIAL INFORMATION" of a Party means any information disclosed by that Party to another Party pursuant to the Strategic Alliance Agreement, and which the disclosing Party has not specifically identified in writing as non-confidential to the receiving Party, including, but not limited to, that which relates to patents, patent applications, research, product plans, products, developments, inventions, processes, designs, drawings; engineering, formulae, markets, software (including source and object code), hardware configuration, computer programs, algorithms, regulatory information, medical reports, clinical data and analysis, business plans, agreements with third parties, services, customers, marketing or finances of the disclosing Party.

         (b) RETURN OF CONFIDENTIAL INFORMATION. Promptly following execution and delivery of this Termination Agreement, except as may be necessary to retain in connection with the Parties' obligations and responsibilities pursuant to the Relationship Agreement or under applicable law, (a) E*TRADE shall return to Wit SoundView (or, at the request of Wit SoundView, destroy) any and all Confidential Information of Wit SoundView which is in the possession or control of E*TRADE, and
         (b) Wit SoundView shall return to E*TRADE (or, at the request of E*TRADE, destroy) any and all Confidential Information of E*TRADE which is in the possession or control of Wit SoundView.

         (c) NONDISCLOSURE. Notwithstanding the return of Confidential Information pursuant to Section 9(b) above, the termination of the Strategic Alliance Agreement pursuant to Section 2 or any of the other provisions of this Termination Agreement, each of the Parties shall continue to treat as confidential all Confidential Information of the other Party, shall not use such Confidential Information for any purpose whatsoever, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the Parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other Party under any of the relevant agreements. Each Party shall promptly notify the applicable Party of any actual or suspected misuse or unauthorized disclosure of such other Party's Confidential Information.


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         (d) EXCEPTIONS. Notwithstanding the above, no Party shall have liability to the other Party with regard to any Confidential Information of the other which the receiving Party can prove: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving Party; (ii) was known to the receiving Party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the other Party; (iv) was independently developed by the receiving Party without any use of the Confidential Information, as demonstrated by files created at the time of such independent development; (v) becomes known to the receiving Party, without restriction, from a source other than the other Party without breach of this Termination Agreement by the receiving Party and otherwise not in violation of the other Party's rights; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; PROVIDED, HOWEVER, that the receiving Party shall provide prompt notice thereof to the other Party to enable the other Party to seek a protective order or otherwise prevent or restrict such disclosure.

         (e) REMEDIES. Any breach of the restrictions contained in this Section 9 may cause irreparable harm to the non-breaching Parties. Any such breach shall entitle the nonbreaching Parties to injunctive relief in addition to all legal remedies.

                  For purposes of this Section 9, the term "Party" shall include all controlled affiliates of such Party.

         10. REPRESENTATIONS AND WARRANTIES OF E*TRADE. E*TRADE represents and warrants to Wit SoundView as of the date hereof that:

         (a) CORPORATION EXISTENCE AND POWER. E*TRADE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, and to enter into and perform its obligations under this Termination Agreement, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a material adverse effect on its ability to carry out the transactions contemplated herein.

         (b) CORPORATE AUTHORIZATION. The execution, delivery and performance by E*TRADE of this Termination Agreement and the consummation of the transactions contemplated hereby, including the release of claims herewith, is within E*TRADE's corporate powers and has been duly authorized by all necessary corporate action on the part of E*TRADE. This Termination Agreement constitutes a valid and binding agreement of E*TRADE enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.


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         (c) OWNERSHIP OF THE SHARES AND THE WARRANTS. E*TRADE is the record and beneficial owner of the Shares and the Warrants, free and clear of any lien, security interest or other encumbrance, and will transfer and deliver to Wit SoundView good and valid title to the Shares and the Warrants free and clear of any lien, security interest or other encumbrance. E*TRADE has not granted any option or other right to acquire the Shares, the Warrants or any shares of Common Stock underlying the Warrants. E*TRADE irrevocably and permanently waives any and all preemptive rights, rights of first refusal or other similar rights to acquire any equity security of Wit SoundView or participate in any financing of Wit SoundView.

         (d) NON-CONTRAVENTION. The execution and delivery by E*TRADE of this Termination Agreement, the consummation of the transactions contemplated hereby and thereby, and compliance by E*TRADE with any of the provisions hereof and thereof will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of E*TRADE, (y) any of the terms, conditions or provisions of any document, agreement or other instrument to which E*TRADE is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on E*TRADE or its property.

         (e) INFORMATION. E*TRADE has not sought, and wishes not to obtain, any other information from or about Wit SoundView other than the representations and warranties set forth in Section 11.

         11. REPRESENTATIONS AND WARRANTIES OF WIT SOUNDVIEW. Wit SoundView represents and warrants to E*TRADE as of the date hereof that:

         (a) CORPORATION EXISTENCE AND POWER. Wit SoundView is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Termination Agreement, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a material adverse effect on its ability to carry out the transactions contemplated herein.

         (b) CORPORATION AUTHORIZATION. The execution, delivery and performance by E*TRADE of this Termination Agreement and the consummation of the transactions contemplated hereby, including the release of claims herewith, is within the corporate powers of Wit SoundView and have been duly authorized by all necessary corporate action on the part of Wit SoundView. This Termination Agreement constitutes a valid and binding agreement of Wit SoundView, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.


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         (c) NON-CONTRAVENTION. The execution and delivery by Wit SoundView of this Termination Agreement and the consummation of the transactions contemplated hereby, and compliance by Wit SoundView with any of the provisions hereof will not conflict with, constitute a default under or violate (x) any of the terms, conditions or provisions of its certificate of incorporation or by-laws, (y) any of the terms, conditions or provisions of any document, agreement or other instrument to which Wit SoundView is a party or by which its property is bound, or (z) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it or its property.

         (d) INFORMATION. Wit SoundView has not sought, and wishes not to obtain, any other information from or about E*TRADE other than the representations and warranties set forth in Section 10.

         12. RELIANCE ON INDEPENDENT LEGAL ADVICE. Each of the Parties further represent and warrant to each other, as of the date hereof:

         (e) That it has received advice from its own, independent legal counsel prior to its execution of this Termination Agreement;

         (f) That the legal nature and effect of this Termination Agreement has been explained to it by its counsel;

         (g) That it fully understands the terms and provisions of this Termination Agreement and the nature and effect thereof;

         (h) That it has not relied and is not relying upon any representation or statement of any person not contained in this Termination Agreement or on the advice of any counsel other than its own counsel;

         (i) That it has carefully read this Termination Agreement, knows the contents hereof, and is executing the same freely and voluntarily; and

         (j) That it is aware that it or its attorneys may hereafter discover facts different from or in addition to the facts that it now knows or believes to be true with respect to the subject matter of this Termination Agreement or the other Party hereto, but that it is its intention to fully and finally release each of its respective releasees to the full extent of the releases contained in this Termination Agreement, and to otherwise agree to the other terms and conditions of this Termination Agreement.

         13. WAIVER OF CIVIL CODE SECTION 1542. Each Party represents, warrants, and agrees that it has been informed of, has read, is familiar with, understands, and does hereby expressly waive all rights that it has or may have under Section 1542 of the California Civil Code and all other similar rights in other states or territories of the United States of America, or any other jurisdiction, as said Section may apply to the releases in this Termination Agreement only. Said Section 1542 provides:


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                  A GENERAL RELEASE DOES NOT EXTEND TO
                  CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR
                  SUSPECT TO EXIST IN HIS FAVOR AT THE TIME
                  OF EXECUTING THE RELEASE, WHICH IF KNOWN
                  BY HIM, MUST HAVE MATERIALLY AFFECTED HIS
                  SETTLEMENT WITH THE DEBTOR

         14. GLOBAL RELEASE OF ALL CLAIMS AGAINST E*TRADE BY WIT SOUNDVIEW. Effective as of the date hereof, Wit SoundView, for itself, and for any parent, subsidiary or affiliate corporation, partnership, limited liability company, proprietorship, trust, or other form of business entity related directly or indirectly to any of the foregoing, and for each of their respective heirs, administrators, executors, beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "WIT SOUNDVIEW RELEASORS"), does hereby release, acquit, and forever discharge E*TRADE and any parent, subsidiary or affiliate corporation, partnership, limited liability company, proprietorship, trust, or other form of business entity related directly or indirectly to the foregoing, and each of their respective heirs, administrators, executors, beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "E*TRADE RELEASEES") of and from any and all claims, actions, causes of action, judgments, awards, costs, expenses, attorneys' fees, debts, obligations, promises, representations, warranties, demands, acts, omissions, rights and liabilities, of any kind and nature whatsoever, including but not limited to those at law, in equity, in tort, in contract, whether or not asserted to date, and whether known or unknown, suspected or unsuspected, which have arisen, are arising, or may in the future arise, directly or indirectly, from or in connection with the Strategic Alliance Agreement, or any other matter or transaction of any kind or nature undertaken thereunder from the beginning of time until the date hereof (the matters referred to above being hereinafter referred to as the "E*TRADE RELEASED CLAIMS"); PROVIDED, HOWEVER, that nothing in this Release shall release E*TRADE from any of its obligations under this Termination Agreement.

         15. GLOBAL RELEASE OF ALL CLAIMS AGAINST WIT SOUNDVIEW BY E*TRADE. Effective as of the date hereof, E*TRADE, for itself, and for any parent, subsidiary or affiliate corporation, partnership, limited liability company, proprietorship, trust, or other form of business entity related directly or indirectly to any of the foregoing, and for each of their respective heirs, administrators, executors, beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "E*TRADE Releasors"), does hereby release, acquit, and forever discharge Wit SoundView, and any parent, subsidiary or affiliate corporation, partnership, limited liability company, proprietorship, trust, or other form of business entity related directly or indirectly to any of the foregoing, and each of their respective heirs, administrators, executors,


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beneficiaries, legatees, devisees, trusts, trustees, insurers, attorneys, experts, consultants, partners, joint venturers, members, officers, directors, shareholders, employees, contractors, alter egos, agents, representatives, predecessors, successors and assigns (collectively the "WIT SOUNDVIEW RELEASEES") of and from any and all claims, actions, causes of action, judgments, awards, costs, expenses, attorneys' fees, debts, obligations, promises, representations, warranties, demands, acts, omissions, rights and liabilities, of any kind and nature whatsoever, including but not limited to those at law, in equity, in tort, in contract, whether or not asserted to date, and whether known or unknown, suspected or unsuspected, which have arisen, are arising, or may in the future arise, directly or indirectly, from or in connection with the Strategic Alliance Agreement, or any other matter or transaction of any kind or nature undertaken thereunder from the beginning of time until the date hereof (the matters referred to above being hereinafter referred to as the "WIT SOUNDVIEW RELEASED CLAIMS"); PROVIDED, HOWEVER, that nothing in this Release shall release Wit SoundView from any of its obligations under this Termination Agreement; and PROVIDED FURTHER that, notwithstanding any provision to the contrary in this Section 15, nothing in this Termination Agreement shall release Wit SoundView of its obligations to pay E*TRADE any outstanding balance for selling concessions based on transactions conducted pursuant to the Strategic Alliance Agreement.

         16. COVENANT NOT TO SUE BY WIT SOUNDVIEW. Except for the enforcement of this Termination Agreement or any rights preserved under this Termination Agreement, the Wit SoundView Releasors hereby covenant that they will not, based on any E*TRADE Released Claim, sue or bring any claim or action against any E*TRADE Releasee. This Covenant Not to Sue shall be a complete defense to any such claim or suit by any such Wit SoundView Releasor.

         17. COVENANT NOT TO SUE BY E*TRADE . Except for the enforcement of this Termination Agreement or any rights preserved under this Termination Agreement, the E*TRADE Releasors hereby covenant that they will not, based on any Wit SoundView Released Claim, sue or bring any claim or action against any Wit SoundView Releasee. This Covenant Not to Sue shall be a complete defense to any such claim or suit by any such E*TRADE Releasor.

         18. GOVERNING LAW. This Termination Agreement shall be governed by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within the State of New York.

         19. NO ADMISSION OF FAULT. This Termination Agreement is a compromise settlement of disputed claims and may not be deemed or used as an admission of liability or fault on the part of any Party hereto.

         20. JOINT DRAFTING. This Termination Agreement shall be construed as jointly drafted by the Parties, and the rule construing ambiguities against the drafter shall not apply.


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         21. INTEGRATION CLAUSE. As of the date hereof, this Termination
Agreement and any further documents executed to implement the transactions contemplated hereby, shall constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof and shall supersede all prior conversations, negotiations, understandings and agreements between the Parties with respect to the subject matter hereof.

         22. FURTHER ASSURANCES. From time to time after the date hereof, the Parties shall take such other actions and execute and deliver to any other Party such further documents as may be reasonably requested by any other Party in order to assure and confirm unto such Party (a) the rights created hereby or intended now or hereafter so to be created by this Termination Agreement; or (b) the validity of any assignment documents or other documents of conveyance to be delivered at the execution of this Termination Agreement.

         23. ARBITRATION. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Termination Agreement as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach shall be submitted to arbitration in accordance with the provisions of the NASD Code of Arbitration Procedures.

         24. EACH PARTY TO BEAR OWN COSTS AND ATTORNEYS' FEES. Each Party shall bear its own costs, expenses, and attorneys' fees in connection with the negotiation, preparation, execution and delivery of this Termination Agreement and the transactions contemplated herein.

         25. AMENDMENT ONLY IN WRITING. This Termination Agreement may be modified only by a written agreement executed by the Parties affected by the modification.

         26. SEVERABILITY. The Parties hereto agree that if any provision of this Termination Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be valid and enforceable to the maximum degree permitted and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         27. SURVIVAL. The covenants, agreements, representations and warranties contained in this Termination Agreement shall be continuing and shall survive the execution and delivery of this Termination Agreement.

         28. LEGAL PROCEEDINGS. Each Party represents, warrants, and agrees that no legal proceeding or other action has been filed in any forum arising out of, from, or in connection with any disputes or claims arising out of or related to the Agreements.

         29. NO ASSIGNMENT OF CLAIMS. Each Party represents and warrants to the other that it has not hypothecated or otherwise encumbered or assigned any claim or cause of action arising out of, related to or in connection with the claims alleged in or referred to this Termination Agreement.


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         30. PUBLIC ANNOUNCEMENTS. The Parties will cooperate in developing a public announcement of the matters described herein; each Party hereby agrees not to release to the public any information relating to the matters described herein without the prior approval of the other Party; PROVIDED, HOWEVER, that nothing herein shall limit either Party's right to make such disclosure as it reasonably believes is necessary to comply with disclosure obligations under applicable law or listing agreements.

         31. COUNTERPARTS. This Termination Agreement may be executed in counterparts, each of which shall be deemed a duplicate original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

                                   SOUNDVIEW TECHNOLOGY GROUP,
                                   INC.

                                   ------------------------------------
                                   By:
                                   Title:

                                   E*TRADE GROUP, INC.

                                   ------------------------------------
                                   By:
                                   Title: